Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Findwhat.com, Inc. of our report dated February 12, 2004, except for Note 9, as to which the date is April 1, 2004, relating to the financial statements of Comet Systems, Inc., which appears in the Current Report on Form 8-K/A of Findwhat.com dated March 22, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
September 3, 2004